UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Utica Avenue South, Suite 900	St. Louis Park, MN	55416
(Address of Principal Executive Offices)		(Zip Code)

(612) 453-4100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2022, the Board of Directors of Two Harbors Investment Corp. (the “Company”) approved the appointment of Nicholas Letica as Vice President and Chief Investment Officer of the Company, effective as of August 15, 2022. Mr. Letica will report to William Greenberg, the Company’s President and Chief Executive Officer.

Mr. Letica, age 60, most recently served as a Managing Director at TD Securities where he was Co-Head of Securitized Products Sales and Trading and led the MBS trading business. Prior to that, Mr. Letica held the role of Managing Director / Senior Portfolio Manager at Cello Capital Management. His responsibilities included asset allocation of the MBS hedge fund portfolios, which included trading and hedging of the funds' assets. Previously, Mr. Letica was a Managing Director at Citigroup Global Markets where he worked in the Mortgage Sales Group. Prior to that, Mr. Letica served in leadership roles at Deutsche Bank, Bank of America Securities, and Bear Stearns among others. Mr. Letica holds a B.S. degree in Chemical Engineering from The Johns Hopkins University.

In connection with the appointment, Mr. Letica will be paid an annual base salary of $600,000 and an annual cash incentive award, which will be $1,140,000 for the 2022 performance year. Subject to approval by the Board of Directors, Mr. Letica is also eligible to receive long-term incentive awards with respect to shares of common stock of the Company. For the 2022 performance year, Mr. Letica will receive an award of restricted stock units (“RSU”) equal to $1,073,777 and an award of performance share units (“PSU”) equal to $300,000 upon the commencement of his appointment. The terms and conditions of the RSU and PSU awards are otherwise consistent with those of the Company’s other executive officers previously disclosed by the Company in its most recent definitive proxy statement. As an executive officer of the Company, Mr. Letica will be subject to the Company’s Incentive Compensation Recoupment Policy and Stock Ownership and Retention Policy, as well as its Severance Benefits Plan. Mr. Letica does not have an employment agreement with the Company.

There are no arrangements or understandings between Mr. Letica and any other persons pursuant to which he was appointed the Company’s Vice President and Chief Investment Officer. There is no family relationship between Mr. Letica and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Letica that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 7.01	Regulation FD Disclosure.

On August 15, 2022, the Company issued a press release announcing the appointment of Mr. Letica as Vice President and Chief Investment officer. A copy of the press release is attached hereto as Exhibit 99.1.

The press release is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for any other purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No.	Description

99.1	Press Release of Two Harbors Investment Corp., dated August 15, 2022.

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
General Counsel and Secretary

Date: August 15, 2022